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                               CONTRACT SCHEDULE


OWNER: [John Doe]                           SEX:   [M]  AGE AT ISSUE: [35]

JOINT OWNER: [Jane Doe]                     SEX:   [F]  AGE AT ISSUE: [35]

ANNUITANT: [John Doe]                       SEX:   [M]  AGE AT ISSUE: [35]

CONTRACT NUMBER: [12345678]                 ISSUE DATE: [February 15, 2005]

PLAN TYPE:  [Qualified, IRA,                MATURITY DATE: [February 15, 2060]
            Non-Qualified, SIMPLE IRA,
            SEP, ROTH IRA]

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
PRODUCT CLASS:                         [Series XTRA, PRISM XC]

PURCHASE PAYMENT:                      [$100,000.00]

PURCHASE PAYMENTS:                     [We reserve the right to reject any Purchase
                                       Payment.]

  MINIMUM SUBSEQUENT
  PURCHASE PAYMENT:                    [$500.00] [for both Non-Qualified and Qualified,
                                       unless you have elected an automatic sweep
                                       program.] [However, for IRAs, SEPs, SIMPLE IRAs
                                       and Roth IRAs, in order to avoid cancellation of
                                       the Contract, we will accept a Purchase Payment
                                       of at least $50 once in every 24 month period. We
                                       will also accept subsequent Purchase Payments as
                                       required under applicable law and federal tax
                                       law.]

  MAXIMUM TOTAL
  PURCHASE PAYMENTS:                   [$1,000,000.00], without our prior approval.

  PURCHASE PAYMENT CREDITS:            "[EACH ELIGIBLE PURCHASE PAYMENT YOU MAKE WILL BE
                                       CREDITED WITH AN AMOUNT EQUAL TO [6%] OF EACH
                                       ELIGIBLE PURCHASE PAYMENT RECEIVED FOR CUMULATIVE
                                       PURCHASE PAYMENTS OF LESS THAN [$200,000] AND
                                       [7%] OF EACH ELIGIBLE PURCHASE PAYMENT RECEIVED
                                       WHEN CUMULATIVE PURCHASE PAYMENTS ARE [$200,000]
                                       OR MORE. ELIGIBLE PURCHASE PAYMENTS ARE PURCHASE
                                       PAYMENT RECEIVED PRIOR TO THE CONTRACT
                                       ANNIVERSARY ON WHICH YOU HAVE ATTAINED YOUR
                                       [81ST] BIRTHDAY]."

  [Death Benefit Recapture Period:]    [[12] months prior to the date of the Owner's
                                       death (or death of the Annuitant if a non-natural
                                       person owns the Contract]

  [WITHDRAWAL RECAPTURE PERIOD:]       [[12] MONTHS PRIOR TO THE DATE THE WITHDRAWAL
                                       REQUEST IS RECEIVED IN OUR ANNUITY SERVICE OFFICE]

  [Unvested Purchase Payment Credit:]

                                       [MONTHS FOLLOWING RECEIPT  UNVESTED PURCHASE
                                       OF A PURCHASE PAYMENT      CREDIT PAYMENT CREDIT
                                       -------------------------  -----------------------
                                       Up to 12                   Purchase Payment Credit
                                                                  multiplied by 100%
                                       13 to 24                   Purchase Payment Credit
                                                                  multiplied by 75%
                                       25-36                      Purchase Payment Credit
                                                                  multiplied by 50%
                                       37 to 48                   Purchase Payment Credit
                                                                  multiplied by 25%
                                       49 or more                 Purchase Payment Credit
                                                                  multiplied by 0%]]

MINIMUM ACCOUNT VALUE:                 [$2,000.00]

BENEFICIARY:                           [As designated by you as of the Issue Date unless
                                       changed in accordance with the Contract
                                       provisions.]

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PRODUCT CHARGES:
  [SEPARATE ACCOUNT:  We assess certain daily charges equal on an annual basis to the percentages set out below of the average daily net asset value of each Subaccount of the Separate Account:

                      Mortality and Expense Charge: [1.45%]

                      Administration Charge: [0.25%]

                      [Death Benefit Rider Charge: [ 0.20%]]

                      [Additional Death Benefit Rider Charge: [0.25%]]

ACCOUNT FEE:          The Account Fee is [$30.00] each Contract Year.
                      During the Accumulation Period, on the Contract
                      Anniversary the full Account Fee is deducted from each applicable Subaccount in the ratio that the Account Value in the Subaccount bears to the total Account Value in the Separate Account. On the Annuity Calculation Date, a pro-rata portion of the Account Fee will be deducted from the Account Value as described above. However, if your Account Value on the last day of the Contract Year or on the Annuity Calculation Date is at least [$50,000], then no Account Fee is deducted. If during the Accumulation Period, a total withdrawal is made, the full Account Fee will be deducted at the time of the total withdrawal. During the Annuity Period the Account
                      Fee will be deducted regardless of the size of your Contract and it will be deducted pro-rata from each Annuity Payment.

SEPARATE ACCOUNT:     [MetLife Investors USA Variable Annuity Account
                      One]

ALLOCATION REQUIREMENTS:

1. [Currently, you can select from any of the Subaccounts or the Fixed Account (if a Fixed Annuity Rider has been issued). However, we reserve the right to limit this in the future.

2. Allocations must be in whole numbers. Each allocation must be at least [$500]. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

3. We reserve the right to restrict allocations to the Fixed Account if any of the following conditions exist: (a) the credited interest rate for the amount to be allocated is equal to the Minimum Guaranteed Interest Rate for the Fixed Account; (b) the Account Value in the Fixed Account equals or exceeds [$500,000]; or (c) a transfer was made out of the Fixed Account within the previous 180 days.]

TRANSFER REQUIREMENTS:

[NUMBER PERMITTED: The maximum number of transfers per Contract Year shall be [12] (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

Subject to the Allocation Rules and the issuance of a Fixed Annuity Rider, during the Accumulation Period you may make transfers into the Fixed Account from the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above. There are further limitations on transfers from the Fixed Account to the Separate Account as set forth below.

During the Annuity Period, you cannot make transfers from the General Account to the Subaccounts.

TRANSFER FEE: In the event that [12] transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of [$25] for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount or Fixed Account from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is [$500], or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs.

The minimum amount that may be transferred from the Fixed Account during the Accumulation Period is [$500], or your entire interest in the Fixed Account. Transfers out of the Fixed Account during the Accumulation Period shall be limited to the greater of (a) 25% of the Fixed Account Value at the beginning of the Contract Year, or (b) the amount transferred out of the Fixed Account in the prior Contract Year.]

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WITHDRAWALS:

WITHDRAWAL CHARGE: [A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

1. Earnings in the Contract (Earnings are equal to your Account Value less Purchase Payments not withdrawn); and then

2. The Free Withdrawal Amount described below, if any; then

3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

   Withdrawal Charges are determined in accordance with the following schedule:

                              WITHDRAWAL CHARGES

                   NUMBER OF COMPLETE YEARS
                   FROM RECEIPT OF PURCHASE PAYMENT  % CHARGE
                   --------------------------------  --------
                                 [0                      8
                                 1                       8
                                 2                       7
                                 3                       6
                                 4                       5
                                 5                       4
                                 6                       3
                                 7                       2
                                 8                       1
                          9 and thereafter              0]]

[FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to [10%] of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This right is non-cumulative.]


MINIMUM PARTIAL WITHDRAWAL: [$500], or your entire interest in the Fixed Account or Subaccount]

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: [$2,000]

ANNUITY REQUIREMENTS:

    1. [The Annuity Date cannot be earlier than 12 months following the Issue Date. Unless otherwise designated by you, the Annuity Date will be no later than the Maturity Date. The Maturity Date is the later of the first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.

    2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

    3. For Fixed Annuity Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at [3%]]

[FIXED ACCOUNT:

INITIAL GUARANTEE PERIOD: [Through the end of the current calendar year]

RENEWAL GUARANTEE PERIOD: [A calendar year]

INITIAL CURRENT INTEREST RATE: [4.60%][Allocations to the Fixed Account not currently available]

MINIMUM GUARANTEED INTEREST RATE: [3.00%] annually]

[INITIAL EDCA PERIOD:  24 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [4.00%]
INITIAL EDCA PERIOD:   12 months EDCA rate applicable to deposits made at the
                       beginning of the Initial EDCA period: [4.00%]
INITIAL EDCA PERIOD:   6 months EDCA rate applicable to deposits made at the
                       beginning of the Initial EDCA period: [8.00%]
INITIAL EDCA PERIOD:   3 months EDCA rate applicable to deposits made at the
                       beginning of the Initial EDCA period: [9.00%]]

ANNUITY SERVICE OFFICE:

MetLife Investors USA Insurance Company
[P.O. Box 10366
Des Moines, Iowa 50306-0366
(800) 343-8496]

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ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:

[Fixed Account Rider for Variable Annuity
Enhanced Dollar Cost Averaging Rider
Three Month Market Entry Rider
Death Benefit Rider (Principal Protection)
Death Benefit Rider (Annual Step-up)
Death Benefit Rider (Enhanced)
Guaranteed Minimum Income Benefit Rider - Living Benefit
Guaranteed Withdrawal Benefit Rider
Lifetime Guaranteed Withdrawal Benefit Rider
Guaranteed Minimum Accumulation Benefit Rider
Additional Death Benefit Rider - Earnings Preservation Benefit
Purchase Payment Credit Rider
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider - TO BE ATTACHED AT ISSUE IF LESS THAN AGE 80
Waiver of Withdrawal Charge for Terminal Illness Rider - TO BE ATTACHED AT ISSUE IF LESS THAN AGE 80
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
SIMPLE Individual Retirement Annuity Endorsement
401 Plan Endorsement
Tax Sheltered Annuity Endorsement
Unisex Annuity Rates Endorsement
Designated Beneficiary Non-Qualified Annuity Endorsement
Non-Qualified Annuity Endorsement]